Exhibit 99.1

RiceBran Technologies Reports Second Quarter 2022 Results

TOMBALL, Texas, August 11, 2022 – RiceBran Technologies (NASDAQ: RIBT) (the “Company”), a global leader in the development and manufacture of nutritional and functional ingredients derived from rice and other small and ancient grains for human food, nutraceutical, pet care and equine feed applications, today announced financial results for the second quarter ended June 30, 2022.

Summary Results ($000s)	2Q22	2Q21	% Chg.	Qual	1H22	1H21	% Chg.	Qual
Revenue	$10,190	$7,574	35%	Improved	$20,749	$16,179	28%	Improved
Gross Profit (Loss)	$(477)	$153	NM	Declined	$25	$825	(97%)	Declined
SG&A	$1,708	$1,933	(12%)	Improved	$3,400	$3,674	(7%)	Improved
Operating Loss	$(2,038)	$(1,779)	15%	Increased	$(3,228)	$(2,855)	13%	Increased
Net Loss	$(2,621)	$(1,923)	36%	Increased	$(4,137)	$(1,332)	211%	Increased
Adj. EBITDA Loss (non-GAAP)*	$(1,323)	$(828)	60%	Increased	$(1,708)	$(986)	73%	Increased

* Reconciliation of GAAP to Non-GAAP measures follows.

Second Quarter 2022 Operating Highlights

“Sales growth for our core-SRB business is at levels not seen in years and should accelerate further in the second half of the year with the addition of a large new customer in the companion animal business,” said Executive Chairman Peter Bradley. “Losses in the quarter were higher than expected and disappointing, but isolated to our SRB derivatives business due to production issues which have been remediated and will not impact our operations in the second half of the year. Operating leverage from higher core-SRB volumes and a return to normal operations for our Value-Add SRB derivatives business should drive a significant improvement in our financial results in the second half of the year, positioning us for further improvements in 2023 and beyond.”

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Strong Core-SRB growth to be enhanced by new customer wins. Core-SRB sales were up double-digits year-over-year for the quarter and year-to-date with solid trends in volumes and pricing. This month the Company will begin supplying a new customer in the pet food business. This is a breakthrough for the Company into a higher-value, higher-volume segment of the companion animal market. It is also expected to support an increase in volumes, capacity utilization, and operating leverage in the second half of the year.

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Milling matching improved operating performance to strong demand. Operating improvements at MGI and Golden Ridge are bearing fruit, with the two businesses generating mid double-digit sale growth and a higher gross margin contribution by matching strong demand for high-quality domestically-supplied grains. MGI stands out in the second quarter for strong performance in tandem with significant capital improvements. Capacity expansion tied to this investment should support customer expansion in the second half of the year.

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Value-Add production disruptions pulled down overall results. The increase in losses in the second quarter was due to production disruptions at the Company’s SRB derivative manufacturing facility. Problems, which first appeared in the first quarter, compounded in the second quarter, leading to a significant drop in sales, and product write-downs. Production has stabilized and the Company believes these problems are resolved. Demand is unmet, pointing to the potential for a strong swing in overall results in the second half of the year.

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The Company is taking steps to improve shareholder returns. All proposals were approved by shareholders at the Company’s annual meeting ensuring the ability to remain a NASDAQ listed entity. The Company has taken steps to preserve liquidity to get past production issues in the first half of the year and position itself for expected improvements in the second half of the year, including efforts to reverse the decline in working capital in the second quarter, the exploration of asset disposition, and a reduction in corporate overhead.

Second Quarter 2022 Financial Highlights

“We continue to see strong demand for all our products, with total revenue growing 35% year-over-year in the second quarter, despite production challenges for our SRB derivatives business, which also resulted in significant product write-offs in the quarter,” commented RiceBran’s CFO and COO Todd Mitchell. “This problem persisted longer than expected, but after a painful reset we believe it is finally behind us. New customer wins for our core-SRB business and a return to normal production of SRB derivatives should result in continued strong growth and a return to gross profits in the second half of the year, reducing losses and creating optimism as we look to the future.”

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Revenue momentum remained strong in the second quarter. Total revenue was $10.2 million in 2Q22, up 35% from $7.6 million in 2Q21. Strong year-over-year revenue growth in 2Q22 reflected higher core-SRB sales and strong results for both MGI and Golden Ridge. Overall growth was more impressive in light of a significant drop in Value-Add SRB derivative sales, both year-over-year and sequentially, as feedstock and production issues culminated in a significant reduction in saleable product leaving unmet demand.

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Value-Add production challenges impacted gross profit margin. Gross loss was $477,000 in 2Q22, down from gross profit of $153,000 in 2Q21, and gross profit of $502,000 in 1Q22. Virtually all of this decline in gross margin was due to production issues and product write-downs for the Company’s Value-Add SRB derivative business, with other businesses holding or increasing their contribution to gross margin in the quarter. These issues have now been remediated, and management is optimistic about a return to normal production.

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Quarterly SG&A remains stable at $1.7 million. SG&A declined 12% year-over-year to $1.7 million, mitigating the impact of negative gross margin on operating losses. Upward pressure on wages and outside services, has been offset by lower headcount and increased productivity. Due to the drop in gross margin, operating loss grew 15% in 2Q22 to $2.0 million from an operating loss of $1.8 million in 2Q21, while net loss was $2.6 million, or ($0.05) per share, versus a net loss of $1.9 million, or ($0.04) per share a year ago.

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Adjusted EBITDA (non-GAAP*) losses expanded. Adjusted EBITDA losses (non-GAAP) were $1.3 million in 2Q22, up from adjusted EBITDA losses (non-GAAP) of $828,000 in 2Q21. This year-over-year increase in losses was driven by negative gross margins in the quarter due to production issues and product write-downs for the Company’s Value-Add SRB derivative business. On a year-to-date basis the contribution to adjusted EBITDA from this business was down nearly $1.0 million from the same period in 2021.

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Increase in short-term borrowing capacity aids tight liquidity. Total cash and equivalents were $5.1 million at the end of 2Q22, down from $5.8 million at the end of 4Q21. Overall liquidity at the end of the second quarter was positively impacted by the addition of $1.8 million in short-term borrowing capacity, offset by an increase in operating losses and negative working capital principally due to a reduction in commodity payables at the end of 2Q22 vis-à-vis the end of 1Q21 due to the timing of payment on large grain contracts.

Conference Call Information

RiceBran Technologies will host a conference call today, Thursday, August 11, at 4:30 p.m. Eastern Time to discuss these results. The call information is as follows:

●	Date: August 11, 2022
●	Time: 4:30 p.m. Eastern Standard Time
●	Toll Free Dial-in number for US/Canada: 800-343-4849
●	Dial-In number for international callers: 203-518-9848
●	Participant Access Code: RICEBRAN
●	Webcast: https://www.ricebrantech.com/investors

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. EST on August 11, 2022 until 11:59 p.m. EST on August 25, 2022 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 46275.

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company focused on the development, production, and marketing of products derived from traditional and ancient small grains. Notably, we are a global leader in the production and marketing of stabilized rice bran (SRB), and high value-added derivative products derived from SRB, as well as a processor of rice, rice co-products, and barley and oat products. We create and produce products utilizing proprietary processes to deliver improved nutrition, ease of use, and extended shelf-life, while addressing consumer demand for all natural, non-GMO and organic products. The target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran’s expectations regarding its future financial results, sales growth, Adjusted EBITDA (non-GAAP) improvements, and SG&A. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties, including the risks that operations are disrupted by the COVID-19 pandemic and timing of profitable operations. RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran Technologies’ filings with the Securities and Exchange Commission, including its most recent periodic reports.

Use of Non-GAAP Financial Information

We utilize “adjusted EBITDA” “Net Cash” and “Net Debt” as supplemental measures in our ongoing analysis of short term and long-term cash requirement and liquidity needs. Management uses adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that adjusted EBITDA provides a more accurate and informative indicator of our cash requirements. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to adjusted EBITDA).

The tables below contain a reconciliation of net loss (GAAP) and adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2022 and June 30, 2021, and for Net Cash (non-GAAP) and Net Debt (non-GAAP) for the periods ended June 30, 2022 and December 31, 2021. We do not provide a reconciliation of forward-looking net loss (GAAP) to adjusted EBITDA (non-GAAP). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods. Any forward-looking adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net loss that are excluded from actual net loss in the table below.

Investor Contact

Rob Fink / Matt Chesler, CFA

FNK IR

ribt@fnkir.com

646.809.4048 / 646.809.2183

RiceBran Technologies
Consolidated Income Statement (Unaudited) (GAAP)
(in $000, except per share amounts)

	3 Months Ended			6 Months Ended
	6/30/22	6/30/21	% Chg.	6/30/22	6/30/21	% Chg.

Revenue	$10,190	$7,574	35%	$20,749	$16,179	28%
Cost of Goods Sold	(10,667)	(7,421)	44%	(20,724)	(15,354)	35%
Gross Profit (Loss)	(477)	153	NM	25	825	(97%)
Gross Margin	(5%)	2%		0%	5%

Selling, General & Admin.	(1,708)	(1,933)	(12%)	(3,400)	(3,674)	(7%)
Loss (Gain) on PP&E	147	1	NM	147	(6)	NM
Operating Loss	$(2,038)	$(1,779)	15%	$(3,228)	$(2,855)	13%

Interest Expense	(117)	(120)	(3%)	(242)	(231)	5%
Gain on Extinguishment of PPP loan	-	-	-	-	1,792	-
Change in FV of Derivative Warrant Liability	(417)	-	-	(588)	-	-
Other Expense	(37)	(24)	54%	(67)	(37)	81%
Loss Before Income Taxes	(2,609)	(1,923)	36%	(4,125)	(1,331)	210%

Income Taxes	(12)	-	-	(12)	(1)	NM
Net Loss	$(2,621)	$(1,923)	36%	$(4,137)	$(1,332)	211%

Basic & Diluted Loss per Share:	$(0.05)	$(0.04)	25%	$(0.08)	$(0.03)	167%

Weighted Avg. Shares Outstanding (Basic & Diluted):	52,862	45,864	15%	52,697	45,750	15%

RiceBran Technologies
Consolidated Balance Sheets (Unaudited)
(in $000)

	Period Ending
	6/30/22	12/31/21	% Chg.
Assets

Cash and Cash Equivalents	$5,124	$5,825	(12%)
Accounts Receivable, net	4,038	4,136	(2%)
Inventories	2,312	2,444	(5%)
Other Current Assets	1,227	810	51%
Total Current Assets	$12,701	$13,215	(4%)

PP&E, Net	14,815	15,444	(4%)
Operating Lease right-of-use assets	1,956	2,127	(8%)
Goodwill & Intangibles	446	527	(15%)
Total Assets	$29,918	$31,313	(4%)

Liabilities and Shareholders' Equity

Accounts Payable	$1,368	$826	66%
Commodities Payable	1,712	1,702	1%
Accruals	1,480	1,470	1%
Leases, Current	493	468	5%
Debt, Current	6,746	4,690	44%
Total Current Liabilities	$11,799	$9,156	29%

Leases, Not Current	1,814	2,048	(11%)
Debt, Not Current	708	1,356	(48%)
Derivative Warrant Liability	846	258	228%
Total Liabilities	$15,167	$12,818	18%

Preferred Stock	75	75	-
Common Stock	326,672	326,279	0%
Accumulated Deficit	(311,996)	(307,859)	1%
Total Shareholders’ Equity	$14,751	$18,495	(20%)

Total Liabilities and Shareholders’ Equity	$29,918	$31,313	(4%)

RiceBran Technologies
Consolidated Statement of Cash Flows (Unaudited)
(in $000)

	3 Months Ended			6 Months Ended
	6/30/22	6/30/21	% Chg.	6/30/22	6/30/21	% Chg.
Cash Flow from Operations
Net Loss	$(2,621)	$(1,923)	36%	$(4,137)	$(1,332)	211%
Adjs. to reconcile net loss to net cash used in operating activities:
Depreciation	530	607	(13%)	1,046	1,219	(14%)
Amortization	38	49	(22%)	81	102	(21%)
Share-Based Compensation	147	295	(50%)	393	548	(28%)
Loss (Gain) on Involuntary Conversion of PP&E	(147)	6	NM	(147)	6	NM
Gain on Extinguishment of PPP Debt	-	-	-	-	(1,792)	-
Change in FV of Derivative Warrant Liability	417	-	-	588	-	-
Allowance for doubtful accounts	118	-	-	118	-	-
Other	16	33	(52%)	(32)	15	-
Changes in operating assets and liabilities:		-	-
Accounts Receivable	473	1,070	(56%)	(20)	262	NM
Inventories	171	(342)	(150%)	132	42	214%
Accounts Payable	(237)	(311)	(24%)	647	197	NM
Commodities Payable	(579)	(512)	13%	10	44	NM
Other	(254)	(387)	(34%)	(417)	(727)	(43%)
Net Cash Flow from Operations	$(1,928)	$(1,415)	36%	$(1,738)	$(1,416)	23%

Cash Flow from Investing
Purchases of PP&E	(264)	(215)	23%	(421)	(540)	(22%)
Proceeds from Insurance on Involuntary Conversion	-	263	-	109	263	(59%)
Net Cash Flow from Investing	$(264)	$48	(650%)	$(312)	$(277)	13%

Cash Flow from Financing
Proceeds from Warrants Exercised	-	171	-	-	171	-
Net Change in Debt	1,448	(212)	NM	1,349	269	401%
Net Cash Flow from Financing	$1,448	$(41)	NM	$1,349	$440	207%

Net Change in Cash	$(744)	$(1,408)	(47%)	$(701)	$(1,253)	(44%)

BOP Cash Balance	$5,868	$5,418		$5,825	$5,263
Net Change in Cash	(744)	(1,408)		(701)	(1,253)
EOP Cash Balance	$5,124	$4,010		$5,124	$4,010

RiceBran Technologies
EBITDA and Adjusted EBITDA Reconciliation (Unaudited) (Non-GAAP)
(in $000)

	3 Months Ended			6 Months Ended
	6/30/22	6/30/21	% Chg.	6/30/22	6/30/21	% Chg.

Net Loss	$(2,621)	$(1,923)	36%	$(4,137)	$(1,332)	211%
Interest Expense	117	120	(3%)	242	231	5%
Income Taxes	12	-	-	12	1	NM
Depreciation and Amortization	568	656	(13%)	1,127	1,321	(15%)
EBITDA	$(1,924)	$(1,147)	68%	$(2,756)	$221	NM

Gain on extinguishment of PPP loan	-	-	-	-	(1,792)	-
Change in FV of Derivative Warrant Liability	417	-	NM	588	-	NM
Other Expense	37	24	54%	67	37	81%
Share-Based Compensation	147	295	(50%)	393	548	(28%)
Adjusted EBITDA	$(1,323)	$(828)	60%	$(1,708)	$(986)	73%

RiceBran Technologies
Net Cash and Net Debt Reconciliation (Unaudited) (Non-GAAP)
(in $000)

	Period Ending
	6/30/22	12/31/21	% Chg.

Cash and Cash Equivalents	$5,124	$5,825	(12%)
Less: Total Debt, Current and Non-current	7,454	6,046	23%
Net Cash (Debt)	$(2,330)	$(221)	954%